UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
DTE Energy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

     ☐ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

DTE Energy Company
2000 2nd Avenue
Detroit, MI 48226-1279

                    April 10, 2006
Dear Shareholder:
By now, you should have received your Notice of Annual Meeting, Proxy Statement, Annual Report and proxy card for DTE Energy’s 2006 Annual Meeting of Shareholders, scheduled to be held on Thursday, April 27, 2006.
The Board of Directors recommends a vote “FOR” all directors and Proposals 2 and 3.
Proposals 2 and 3, approving the Long-Term Incentive Plan and ratification of the appointment of an independent registered public accounting firm, require approval from a majority of the votes cast. We urge all shareholders who have not yet done so to vote immediately.
Your vote is extremely important to us. Please vote today! You can vote your shares by telephone, Internet, proxy card or in person at the Annual Meeting of Shareholders. However, the fastest way to vote is to use the telephone or Internet. Instructions on how to vote your shares over the telephone or Internet are on the enclosed proxy card.
If you have any questions or if you need assistance voting, please contact Morrow & Co., Inc., our proxy solicitor, at 1-800-607-0088.
We appreciate your participation in the voting process. Thank you for taking the time to vote your shares.

Sandra Kay Ennis
Corporate Secretary